UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 5, 2020 (June 2, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

Holders of Maiden Holdings, Ltd.’s (the “Company”) Preference Shares became entitled to elect two members to the Company’s Board of Directors (the “Preference Shares Directors”) after the Company did not declare dividends on each of its 8.25% Non-Cumulative Preference Shares Series A, 7.125% Non-Cumulative Preference Shares Series C and 6.7% Non-Cumulative Preference Shares Series D (all three series of preference shares are cumulatively referred to as the “Preference Shares”) for six or more quarterly periods. Holders of record of at least 20% of the voting power of any of the series of Preference Shares may nominate Preference Shares Directors.

On June 2, 2020, the Company received written notice from holders in excess of 20% of the 8.25% Non-Cumulative Preference Shares Series A of their intent to nominate two directors. As such notice was given within 90 days of the date fixed for the next annual or special meeting of the shareholders of the Company, which is August 4, 2020 (the “2020 Annual Meeting”), upon such nominations and qualifications, the Preference Shares Directors election shall take place at the 2020 Annual Meeting. Holders of record of at least 20% of the voting power of any of the series of Preference Shares may nominate Preference Shares Directors by sending a written notice of such proposed nominations to the Company’s Secretary at the address specified above no later than the close of business June 15, 2020 to be brought before the 2020 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 5, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary